B + + Exhibit 99.2

` Q2 2025 Shareholder Letter 1

Q2 2025 Shareholder Letter 2

To Our Shareholders While the broader labor market remains soft, and the Quits Rate remains near its lowest levels since 2015,1 ZipRecruiter’s financial performance shows early signs of momentum. Quarterly Paid Employers (QPEs) have grown sequentially since Q4’24. In Q1’25, QPEs were 63.5k, up 10% from Q4’24. This sequential growth represented our largest Q4 to Q1 sequential increase since 2021. QPEs grew another 4% sequentially in Q2’25. Our revenue trends have stabilized. Q1’25 revenue of $110.1 million was down 1% sequentially, representing a fairly typical seasonal cadence. This is in contrast to the sequential declines of 13% and 10% in Q1’23 and Q1’24, respectively. Revenue grew 2% sequentially to $112.2 million in Q2’25. The midpoint of our Q3’25 revenue guidance implies another 1% sequential increase. These trends reinforce our belief that a return to modest year-over-year revenue growth in the fourth quarter is an increasingly likely scenario. Over the past three years, U.S. employers have persistently decreased hiring and the currently employed have switched jobs less often. Navigating this historically challenging labor market has underscored the importance of our resilient brand, innovative product offering, flexible financial model, and robust balance sheet. Despite persistent and ongoing macroeconomic challenges, we’ve maintained Adjusted EBITDA profitability while investing in our product and technology, remaining confident in achieving our long-term goal of 30% Adjusted EBITDA margins. We believe we are well-positioned to emerge from this period as a stronger company, poised to capture outsized market share with both employers and job seekers in the years ahead. Our team remains committed to our mission of actively connecting people to their next great opportunity, and we firmly believe that ZipRecruiter will lead the shift from offline to online recruiting solutions. _____________________ ________________________ ________________________ Ian Siegel David Travers Tim Yarbrough Chief Executive Officer President Chief Financial Officer 1 Source: U.S. Bureau of Labor Statistics, Total nonfarm quits, as of April - June 2025, excludes the onset of the COVID pandemic (March - June 2020) Q2 2025 Shareholder Letter 3

Second Quarter 2025 Key Results Q2’25 Revenue $112.2 million (9)% y/y Quarterly Paid Employers2 66.3K (6)% y/y Revenue per Paid Employer2 $1,693 (4)% y/y Gross Margin 89% Net Income (Loss) ($9.5) million Net Income (Loss) Margin (8)% Adjusted EBITDA2 $9.3 million Adjusted EBITDA Margin2 8% Financial Outlook Q3’25 Revenue $110 - $116 million Adjusted EBITDA2 Adjusted EBITDA margin $3 - $9 million 3% - 8% 2 See “Key Operating Metrics and Non-GAAP Financial Measures” below for additional information regarding key operating metrics and non-GAAP measures used in this shareholder letter and a reconciliation of GAAP net income (loss) to Adjusted EBITDA. Q2 2025 Shareholder Letter 4

Business Highlights We continue to focus our product and technology investments on driving better matching and engagement between employers and job seekers. We believe this strategic focus will translate into more Paid Employers, increasing Revenue per Paid Employer, and more job seekers in our marketplace over time. Quarterly Paid Employers Grew 4% Sequentially. We finished the quarter with 66,302 Quarterly Paid Employers in Q2’25, representing a 4% sequential increase. Paid Employers have grown sequentially since Q4’24, and Q2’25 marks our first Q1 to Q2 sequential increase since 2022. We believe this continued momentum with Paid Employers despite a tempered hiring environment reflects the strength of our brand, effectiveness of our sales & marketing investments, and value of our employer product offerings. Breakroom Rolled Out in the U.S. with over 1 million ratings. In 2024, we acquired Breakroom, a UK-based workplace rating and job marketplace platform that collects data from workers on pay, hours, flexibility, work conditions, culture, and more, providing community-powered ratings for jobs. Breakroom focuses on frontline workers, who comprise approximately 70% of the U.S. workforce.3 Since the start of its U.S. roll out in Q4’24, Breakroom continues to increase the number of employer pages published using aggregated data from frontline workers. As of July 2025, Breakroom has published over 8,000 employer pages powered by over 1 million ratings in the U.S. These pages aim to provide job seekers with a rich, data-driven understanding of working conditions at specific companies to make more informed decisions about their next great opportunity. AI-Powered Campaign Performance Optimization for Enterprises continued to improve. Our Enterprise customers manage sophisticated hiring campaigns for different roles across multiple geographies. They rely on us to optimize their campaigns and drive high-quality candidates to their jobs. We introduced our automated campaign performance optimization solution in 2023 to provide employers with greater certainty of hitting their campaign targets. In Q2’25, we further enhanced this AI-powered bidding model, driving more efficient spend allocation for employers. Our automated campaign optimization solution was nearly 20% more effective at achieving campaign targets in Q2, compared to the prior quarter.4 4 ZipRecruiter internal data, Q2 2025 and Q1 2025. 3 McKinsey analysis based on Bureau of Labor Statistics, 2019 data. Q2 2025 Shareholder Letter 5

Enterprise ZipIntro Sessions Increased by 90%. ZipIntro speeds up hiring by using AI to rapidly connect employers and job seekers for face-to-face conversations. Our enterprise customer adoption of this tool continues to increase with interviews more than doubling and scheduled **ZipIntro sessions increasing by 90% quarter-over-quarter**.

AI-Powered Features for the Resume Database Drove a 12% Increase in Unlocks. Since launching our next-generation Resume Database (RDB) in Q3'24, we've continued to enhance the experience for SMB employers. In Q2'25, we introduced a new feature that utilizes our AI matching technology to automatically surface qualified RDB candidates for their open roles. This streamlined experience makes it faster and easier for employers to discover and engage with strong candidates. As a result, **we observed a 12% increase in the number of SMB users who unlocked resumes in Q2'25 compared to Q1'25**.



Candidates
Invite to Apply
Job
All Jobs
Stage
All
Awaiting Review
Reviewed
Contacted
Phone Screened
Interviewed
Offer Extended
Hiring Decision
Rejected
Withdrawn
Hired
Great Match
Invited
Interested
New!
Unrated
All Filters
Ruben Bergstrom New!
Applied to Nurse Practitioner – Austin, TX
Nurse at Saint David's North Austin Medical Center
Bachelor of Science in Healthcare Management
Great Match
Act Fast
Awaiting Review
Esther Cohen New!
Bachelor of Science in Biology
Veteran
Reviewed
Now showing RDB candidate suggestions in the candidate list
Want to reach more candidates that haven't applied?
Search for qualified candidates in our Resume Database.
Annette B.
Nurse Practitioner at St. David's North Austin Medical Center
CPR
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Sean S.
Nurse Practitioner at ABC University
ACLS, BLS
View

Job Seeker Visits from Generative AI Engines Increased by 58%. Job seekers find our employers' jobs by directly visiting our website, using our #1 rated mobile app[5], using traditional web search and even using generative AI engines. In Q2, we improved our marketplace to make it easier for popular generative AI engines to discover ZipRecruiter and see employers' jobs. This resulted in **a 58% quarter-over-quarter increase in site visits from these next-generation tools**. We believe that reaching job seekers, no matter how they choose to find work, will allow us to continue capturing market share over time.

[5] Based on job seeker app ratings, Jan 2024 to Jan 2025 from AppFollow for ZipRecruiter, CareerBuilder, Glassdoor, Indeed, LinkedIn, and Monster.

Q2 2025 Shareholder Letter 6

Q2'25 Financial Discussion


Revenue ($ in millions)
$123.7
$117.1
$111.0
$110.1
$112.2
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25

Revenue

Revenue for Q2'25 was $112.2 million, down 9% year-over-year and up 2% quarter-over-quarter. The decrease year-over-year is primarily due to tempered hiring demand. The quarter-over-quarter increase is driven by the continued growth in Quarterly Paid Employers sequentially.


Quarterly Paid Employers (000s)
70.5
65.2
57.8
63.5
66.3
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25

Quarterly Paid Employers

We had 66,302 Quarterly Paid Employers in Q2'25, down 6% year-over-year and up 4% sequentially. The decrease year-over-year is primarily reflective of a tempered hiring market. Paid Employers have grown sequentially since Q4'24, with Q2'25 representing our first Q1 to Q2 sequential increase since 2022.


Revenue per Paid Employer
$1,755
$1,795
$1,920
$1,734
$1,693
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25

Revenue per Paid Employer

Revenue per Paid Employer for Q2'25 was $1,693, down 4% year-over-year and down 2% sequentially. Revenue per Paid Employer decreased year-over-year as demand for hiring remains muted. Revenue per Paid Employer decreased sequentially as we continued to increase the number of Paid Employers on the platform, with new and returning Paid Employers ramping up their hiring campaigns over the course of the quarter. Performance-based revenue remained consistent, representing 22% of revenue in Q2'25, in line with both Q2'24 and Q1'25.


GAAP Gross Margin
90%
89%
90%
89%
89%
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25

Gross Profit and Margin

Gross profit for Q2'25 was $100.3 million, down 9% year-over-year and up 2% sequentially. The decrease year-over-year is driven by lower revenue, while the sequential increase is driven by higher revenue. Gross margin for Q2'25 decreased slightly to 89% versus 90% in Q2'24, but remained in line with Q1'25.

Q2 2025 Shareholder Letter 7

Operating Expenses Total operating expenses for Q2’25 were $106.9 million, compared to $101.3 million in Q2’24 and $110.1 million in Q1’25. Total operating expenses increased year-over-year primarily due to higher marketing expenses. Total operating expenses decreased sequentially primarily due to lower stock-based compensation and personnel-related expenses. Sales and Marketing (S&M) expenses were $58.1 million in Q2’25, or 52% of revenue, compared to $51.5 million, or 42% of revenue, in Q2’24, and $58.5 million, or 53% of revenue, in Q1’25. We continued to increase S&M investment in 2025 as a response to a more positive hiring environment and higher expected returns on investment. Research and Development (R&D) expenses were $32.1 million in Q2’25, or 29% of revenue, compared to $33.3 million, or 27% of revenue, in Q2’24, and $33.3 million, or 30% of revenue, in Q1’25. R&D spend decreased year-over-year and quarter-over-quarter, primarily due to lower stock-based compensation. General and Administrative (G&A) expenses were $16.8 million in Q2’25, or 15% of revenue, compared to $16.5 million, or 13% of revenue, in Q2’24, and $18.3 million, or 17% of revenue, in Q1’25. G&A spend remained flat year-over-year. The sequential decrease is primarily due to lower personnel-related expenses and stock-based compensation. Q2 2025 Shareholder Letter 8

Net Income (Loss) and Adjusted EBITDA


Adjusted EBITDA Margin
23%
13%
13%
5%
8%
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25

Net loss in Q2'25 was ($9.5) million, or (8)% net loss margin, compared to net income of $7.0 million in Q2'24 and net loss of ($12.8) million in Q1'25, equating to 6% and (12)% margins, respectively. Adjusted EBITDA was $9.3 million, equating to an Adjusted EBITDA margin of 8%, in Q2'25, compared to $27.8 million, with a margin of 23%, in Q2'24, and $5.9 million, with a margin of 5%, in Q1'25. Net income and Adjusted EBITDA decreased year-over-year primarily driven by revenue declines and higher expenses, while the sequential increases were primarily driven by higher revenue and lower expenses.

Fully Diluted Shares

As of June 30, 2025, ZipRecruiter had a fully diluted capitalization of 97 million shares of Class A common stock and Class B common stock. This fully diluted capitalization share count includes (a) shares of Class A common stock and Class B common stock outstanding and (b) all shares of Class A common stock and Class B common stock reserved for issuance to settle outstanding stock options and restricted stock units, but does not include shares of Class A common stock and Class B common stock reserved for future issuance of award grants under ZipRecruiter's equity compensation plans.

As of June 30, 2025, the remaining amount available to repurchase under our $650.0 million share repurchase program was $39.2 million.

Additionally, on August 11, 2025, we announced that our board of directors has authorized a $100.0 million increase to ZipRecruiter's share repurchase program. This additional authorization will bring the total size of the repurchase program to $750.0 million.

Q2 2025 Shareholder Letter 9

Cash, Cash Equivalents & Marketable Securities ($ in millions)


$523.3
$497.6
$505.9
$468.2
$421.2
Jun-24
Sep-24
Dec-24
Mar-25
Jun-25

Cash, Cash Equivalents and Marketable Securities

Cash, cash equivalents and marketable securities totaled $421.2 million as of June 30, 2025, compared to $523.3 million as of June 30, 2024, and $468.2 million as of March 31, 2025. The decreases in cash, cash equivalents and marketable securities year-over-year and quarter-over-quarter were primarily due to repurchases of Class A common stock under our share repurchase program, partially offset by cash flow from operations. In Q2'25, we purchased 10.2 million shares totaling $56.5 million.

Financial Outlook

Quarterly Guidance

Our Q3'25 revenue guidance of $113 million at the midpoint represents a 1% increase quarter-over-quarter. Notably, this would represent the first time revenue has grown from Q2 to Q3 since 2021. Our guidance assumes current trends continue within a tempered hiring market and dynamic macroeconomic environment.

Our Adjusted EBITDA guidance for Q3'25 is $6 million at the midpoint, or a 5% Adjusted EBITDA margin. Our operating philosophy remains unchanged. We continue to take a disciplined approach to capital deployment, while investing in our product and high ROI marketing opportunities to further ZipRecruiter's brand and marketplace.

Based on the trends we have observed to date, we believe that a return to modest year-over-year revenue growth in the fourth quarter is an increasingly likely scenario. In that scenario, we also continue to believe full-year Adjusted EBITDA margins would be in the mid-single digits.

Our marketing spend is delivering strong returns, contributing to sequential employer growth year-to-date. Our flexible business model allows us to strategically scale investments up or down in response to changes in the hiring market. Regardless of the state of the labor market, we find it prudent to continue investing in our product and technology to create value on both sides of our marketplace. We remain confident in our ability to navigate the current hiring environment and believe we are well equipped to capitalize on the eventual labor market recovery.

Q2 2025 Shareholder Letter
10

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our market opportunity and market share; statements under the section titled “Financial Outlook”; statements regarding our financial performance showing early signs of momentum, our expected financial performance and operational performance for the third quarter of 2025 and fiscal year 2025; statements regarding our expected future revenue growth, Adjusted EBITDA profitability and key strategies and investments; statements regarding the long term health of the U.S. labor market and expected hiring activity; statements regarding uncertainty in the near-term U.S. economy; statements regarding our new products or product improvements, including, but not limited to, our next-generation Resume Database and ZipIntro and the use of artificial intelligence in our products, and the expected performance thereof, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors, including potential unfavorable changes in U.S. trade or other policies, such as U.S. tariff policies, and the potential negative economic consequences thereof; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important risk factors more fully discussed and described in documents we have filed with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024, as well as our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, in each case, that we filed with the SEC, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 that we will file with the SEC. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this shareholder letter relate only to events or information as of the date on which the statements are made in this letter. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Q2 2025 Shareholder Letter 11

Conference Call Details We will host a conference call to discuss our financial results on Monday, August 11, 2025, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website. An archived version will be available on the website two hours after the call. Investors and analysts can participate in the conference call by dialing +1 (888) 440-4199, or +1 (646) 960-0818 for callers outside the United States, and using the conference ID 9351892. A telephonic replay of the conference call will be available until Monday, August 18, 2025. To listen to the replay please dial +1 (800) 770-2030 or +1 (609) 800-9909 for callers outside the United States and use the Conference ID 9351892. Q2 2025 Shareholder Letter 12

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands) Q2 2025 Shareholder Letter 13

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share amounts) Q2 2025 Shareholder Letter 14

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands) Q2 2025 Shareholder Letter 15

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED) (in thousands, except Adjusted EBITDA margin data) RECONCILIATION OF GAAP TO NON-GAAP COST OF REVENUE (UNAUDITED) (in thousands) Q2 2025 Shareholder Letter 16

RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES (UNAUDITED) (in thousands) FULLY DILUTED SHARES (UNAUDITED) (in thousands) Q2 2025 Shareholder Letter 17

Key Operating Metrics and Non-GAAP Financial Measures This shareholder letter includes certain key operating metrics, including Quarterly Paid Employers and Revenue per Paid Employer, and non-GAAP financial measures, including Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin. We define Paid Employers as any actively recruiting employer(s) (or entities acting on behalf of an employer) on a paying subscription plan or performance marketing campaign for at least one day. Paid Employer(s) excludes employers from our Job Distribution Partners or other indirect channels, employers who are not actively recruiting, and employers on free trial. Job Distribution Partners are defined as third-party sites who have a relationship with us and advertise jobs from our marketplace. Quarterly Paid Employers means, with respect to any fiscal quarter, the count of Paid Employers during such fiscal quarter. Revenue per Paid Employer is the total company revenue in a particular period divided by the count of Quarterly Paid Employers in the same period. We define Non-GAAP cost of revenue as our cost of revenue before stock-based compensation expense, and depreciation and amortization. We define Non-GAAP operating expenses as our operating expenses before stock-based compensation expense, and depreciation and amortization. We define Adjusted EBITDA as our net income (loss) before interest expense, other (income) expense, net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue for the same period. Management and our board of directors use these key operating metrics and non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of some items not directly resulting from our core operations. We also use these key operating metrics and non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity for capital expenditures to expand our business. Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, as an alternative to, or superior to net income (loss), revenue, cash flows or other measures derived in accordance with GAAP. These non-GAAP measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP financial measures is an appropriate measure of operating performance because they eliminate the impact of some expenses that do not relate directly to the performance of our underlying business. These non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect our tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized including our capitalized internal use software. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. Our measures of Adjusted EBITDA and Adjusted EBITDA margin used herein are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. We are not able to provide a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin for Q2’25 or the full fiscal year 2025 to net income (loss) and net income (loss) margin, the comparable GAAP measures, respectively, because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of stock-based compensation or amortization of internal-use software, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future. See the tables above regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures. Q2 2025 Shareholder Letter 18